UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2017

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	000-55497	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6622 Southpoint Drive S., Suite 310

Jacksonville, Florida 32216

(Address of Principal Executive Office) (Zip Code)

(904) 652-1601

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

As previously disclosed, on December 20, 2016, the Company entered into a Securities Purchase Agreement with JMJ Financial, a Nevada sole proprietorship (the “SPA”).  Pursuant to the SPA, the Company issued a Promissory Note (the “Note”) in favor of JMJ Financial and funding was provided to the Company in the amount of $1,650,000, interest free and with an original issue discount of five percent (5%). The total planned repayment amount by the Company to JMJ Financial is approximately $1,736,842 (the “JMJ Financing”). If the Company fails to repay the balance due under the Note up to and including the date of the closing of the Public Offering (as defined in the Note), JMJ Financial has the right to convert all or any portion of the outstanding Note into shares of common stock, subject to the terms and conditions set forth in the Note. All amounts due under the Note become immediately due and payable upon the occurrence of an event of default as set forth in the Note.

On May 15, 2017, the Company was obligated to repay the principal due to JMJ Financial under the Note totaling $1,627,632. On May 22, 2017, the Company and JMJ Financial entered into an Amendment #1 to the Securities Purchase Agreement and to the Note (“Amendment No. 1”). This Amendment No. 1 extended the original maturity date for the Note from May 15, 2017 to June 15, 2017 and extended the date on which the Origination Shares (as defined in the SPA) are to be issued from May 30, 2017 to June 15, 2017.

Pursuant to Amendment No. 1, on June 15, 2017, the Company was obligated to repay the principal due to JMJ Financial under the Note totaling $1,627,632.  On July 12, 2017, the Company and JMJ Financial entered into an Amendment #2 to the Securities Purchase Agreement and to the Note (“Amendment No. 2”). This Amendment No. 2 extended the original maturity date for the Note from June 15, 2017 to July 31, 2017 and extended the date on which the Origination Shares are to be issued from June 15, 2017 to July 31, 2017.

Pursuant to Amendment No. 2, JMJ Financial conditionally waived the defaults for the Company's failure to meet the original maturity date of the Note and delivery date for the Origination Shares. JMJ Financial waived any damages, fees, penalties, liquidated damages, or other amounts or remedies otherwise resulting from such defaults in accordance with Amendment No. 2, and such conditional waiver is conditioned on the Company not being in default of and not breaching any term of the Note or the SPA or any other transaction document at any time subsequent to the date of Amendment No. 2. If the Company triggers an event of default or breaches any term of the Note, the SPA, or the transaction documents at any time subsequent to the date of Amendment No. 2, JMJ Financial may issue a notice of default for the Company’s failure to meet the original maturity date of the Note and original delivery date of the Origination Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: July 17, 2017	By:	/s/ Adrian G. Goldfarb
Adrian G. Goldfarb Chief Financial Officer

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